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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
of Valero Energy Corporation and subsidiaries:

We consent to the incorporation by reference in amendment no. 1 to the registration statement on Form S-4 of Valero Energy Corporation and subsidiaries, of our reports dated March 11, 2005, with respect to the consolidated balance sheet of Valero Energy Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of income, stockholders' equity, cash flows, and comprehensive income for the year then ended, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, and to the reference to our firm under the heading "Experts" in amendment no. 1 to the registration statement.

/s/ KPMG LLP
San Antonio, Texas
July 7, 2005

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm